Exhibit 10.15

ASSIGNMENT, ASSUMPTION, WAIVER AND COVENANT AGREEMENT

This Assignment, Assumption, Waiver and Covenant Agreement (this “Agreement”) is entered into as of the date of the last required signatures affixed below, by and among Simon Irish (“Employee”), Terrestrial Energy Inc., a Delaware corporation (“Assignor”), and Terrestrial Energy Development Inc., a Delaware corporation (“Assignee”). Employee, Assignor, and Assignee are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

WHEREAS, Employee and Assignor are parties to that certain Employment Agreement dated as of October 28, 2025 (the “Employment Agreement”);

WHEREAS, the Employment Agreement provides that Assignor may assign the Employment Agreement to any parent, subsidiary or affiliated company or successor in interest, and the Parties agree and acknowledge that Assignor and Assignee are affiliated entities;

WHEREAS, the Parties have agreed that Employee’s employment with Assignor will be transferred to Assignee on or about February 24, 2026 (the date of such transfer, the “Transfer Date”), without interruption, and with no change to Employee’s terms and conditions of employment apart from the identity of the employing affiliate (the “Transfer”);

WHEREAS, the Parties now wish to assign the Employment Agreement as set forth herein (the “Assignment”) and provide for Employee’s waiver and covenant in connection therewith.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties to this Agreement hereby agree as follows:

1.Defined Terms. For purposes of this Agreement, all capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Employment Agreement.

2.Assignment. Effective as of the Transfer Date, Assignor hereby assigns, sets over, and transfers to Assignee, and Assignee hereby takes and accepts from Assignor, all of Assignor’s rights, title, and interest in and under the Employment Agreement; provided that, for clarity, (a) Assignor shall remain responsible for and shall perform all covenants and obligations under the Employment Agreement in respect of the period prior to the Transfer Date, (b) Assignor shall remain responsible for and shall perform all covenants and obligations under the Employment Agreement with respect to long-term equity incentive awards and the terms thereof, (c) Employee shall continue to report to Assignor’s Board of Directors. Employee hereby consents to the Assignment, and (d) the Assignment shall not be deemed to amend, terminate, or otherwise affect the status of any stock option, restricted stock unit, or option cancellation agreements in effect prior to the effective date of the Employment Agreement.

3.Waiver and Covenant. In consideration of Employee’s employment by Assignee and the assignment and assumption of the Employment Agreement as set forth herein, Employee hereby irrevocably waives any right that Employee might have to claim or contend, and covenants not to claim or contend, in any judicial, administrative or arbitral forum of any kind, that the Transfer (a) constitutes a termination of Employee’s employment for purposes of the Employment Agreement or otherwise, (b) commences the period of any post-employment restrictive covenant, or (c) entitles Employee to any benefits that are based upon or triggered by a termination of employment, including but not limited to severance benefits, accelerated vesting of grants of equity or options to purchase equity, or other compensation or benefits of any kind.

4.	Miscellaneous.

(a)Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without regard to conflicts-of-laws principles.

(b)Counterparts; Digital Signatures. This Agreement may be executed in any number of counterparts (including electronically signed counterparts), and by different Parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

(c)Entire Agreement. This Agreement and the Employment Agreement set forth in full the terms of agreement between the Parties with respect to the subject matter thereof and are intended as the full, complete, and exclusive contract governing the relationship between the Parties with respect thereto, superseding all other discussions, promises, representations, warranties, agreements, and understandings between the Parties with respect thereto.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first written above.

ASSIGNOR:

Terrestrial Energy Inc.

By:	/s/ Fred Buckman
Fred Buckman, Board Chair
February 24, 2026

ASSIGNEE:

Terrestrial Energy Development Inc.

By:	/s/ Brian Thrasher
Brian Thrasher, CFO & Director
February 24, 2026

EMPLOYEE:

/s/ Simon Irish
Simon Irish, an individual
February 24, 2026

[Signature Page to Amendment, Assignment, and Assumption Agreement]